SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a party other than the Registrant  [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[ ]   Soliciting Materials Under Section 240.14a-12

                       AXP Market Advantage Series, Inc.
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                (Name of Registrant as Specified In Its Charter)


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   (Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]   Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);

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      (5) Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
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

                                  ALAMO DIRECT
                       TOUCH-TONE TELEPHONE VOTING SCRIPT
                          AMERICAN EXPRESS MERGER PROXY
            MEETING DATE: November 13, 2002 at 12 Noon EST, W/O#12653

OPENING:

When connected to the toll-free number 1-866-837-1891, the shareholder will hear:

"Welcome! Please enter the control number located beneath the telephone number."

When the shareholder enters the control number, he/she will hear:

"This is the automated telephone voting site for the American Express Funds Proxy. To vote for all proposals as the Board recommends, press 1 now.
To vote on each proposal separately, press 0 now."

OPTION 1:  IF VOTING AS THE BOARD RECOMMENDS:

"To hear what you have voted press 1. To cancel all your votes, press 2. To save what you have voted press 3."

IF THE SHAREHOLDER PRESSES 1 TO HEAR THE VOTES:

"Your votes will be saved automatically should you decide to hang up during vote playback." "Your votes have been cast as follows, "You have voted in favor of all proposals as the Board recommends."
To Cancel all your votes, Press 2.  To save what you have voted, press 3

IF THE SHAREHOLDER PRESSES 2 TO CANCEL THE VOTES:

"Your votes have been canceled. If you would like to submit another vote, press 1 now. To end this call, press 0 now."

IF THE SHAREHOLDER PRESSES 3 TO SAVE THE VOTES:

"Your votes have been saved. If you would like to vote another proxy, press 1 now. To end this call press 0 now."

If the shareholder elects to vote another proxy, he/she is returned to the "Please enter the control number" speech (above) If shareholder elects to end the call he/she will hear:

"Thank you for voting."

OPTION 2:  IF THE SHAREHOLDER VOTES ON EACH PROPOSAL SEPARATELY:

"Proposal 1: To vote FOR press 1.  AGAINST press 9.  ABSTAIN press 0.
"Proposal 2: To vote FOR all nominees , press 1. To withhold from all nominees, press 9. To withhold from an individual nominee, press 0."

If the shareholder presses 0 to withhold from an individual nominee, he/she will hear:

"To enter a vote to withhold from an individual nominee:"
"Enter the two digit number that appears next to the nominee you do not wish to vote for." "Press 0 if you have completed voting on directors."

After the shareholder enters a nominee number, he/she hears:

"Press 1 to withhold from another nominee, or press 0 if you have completed voting on nominees"

"Proposal 3: To vote FOR press 1.  AGAINST press 9.  ABSTAIN press 0."

When the shareholder has finished voting on all proposals individually, he/she will hear:

"To hear what you have voted press 1. To cancel all your votes, press 2. To save what you have voted press 3."

If the shareholder presses 1, he/she will hear:

"Your votes will be saved automatically should you decide to hang up during vote playback." "Your votes have been cast as follows (vote for each proposal is given)." To cancel all your votes, press 2. To save what you have voted press 3."

If the shareholder presses 2, he/she will hear:

"Your votes have been canceled. If you would like to submit another vote, press 1 now. To end this call, press 0 now."

If the shareholder presses 3, he/she will hear:

"Your votes have been saved. If you would like to vote another proxy, press 1 now. To end this call press 0 now."

If the shareholder elects to vote another proxy, he/she is returned to the "Please enter the control number" speech (above). If shareholder elects to end the call he/she will hear:

"Thank you for voting."

Call is terminated.